UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2018

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-36214	04-2902449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2018, Hologic, Inc. (“Hologic” or the “Company”) completed a private placement of $1.0 billion aggregate principal amount of senior notes, allocated between (i) $600 million of its 4.375% Senior Notes due 2025 (the “2025 Notes”) at an offering price of 100% of the aggregate principal amount of the 2025 Notes, plus accrued and unpaid interest from October 10, 2017, and (ii) $400 million of its new 4.625% Senior Notes due 2028 (the “2028 Notes,” and together with the 2025 Notes, the “Notes”) at an offering price of 100% of the aggregate principal amount of the 2028 Notes. The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. The Notes are general senior unsecured obligations of the Company and are guaranteed on a senior unsecured basis by certain domestic subsidiaries of Hologic (the “Guarantors”).

The 2025 Notes were issued as additional notes pursuant to a supplement (the “Supplemental Indenture”) to the indenture (as amended and supplemented, the “2025 Indenture”), dated as of October 10, 2017, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, which indenture governs the Company’s 4.375% senior notes due 2025. The 2025 Notes mature on October 15, 2025 and bear interest at the rate of 4.375% per year, payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2018.

The 2028 Notes were issued pursuant to an indenture (the “2028 Indenture,” and together with the 2025 Indenture, the “Indentures”), dated as of January 19, 2018, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee. The 2028 Notes mature on February 1, 2028 and bear interest at the rate of 4.625% per year, payable semi-annually on February 1 and August 1 of each year, commencing on August 1, 2018.

The Indentures contain covenants which limit, among other things, the ability of the Company and its Guarantors to create liens and engage in certain sale and leaseback transactions. These covenants are subject to a number of important exceptions and qualifications.

At any time prior to October 15, 2020, with respect to the 2025 Notes, and at any time prior to February 1, 2023, with respect to the 2028 Notes, the Company may redeem such Notes at a price equal to 100% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the redemption date and a make-whole premium set forth in the applicable Indenture. The Company may also redeem up to 35% of the aggregate principal amount of the 2025 Notes with the net cash proceeds of certain equity offerings at any time and from time to time before October 15, 2020, at a redemption price equal to 104.375% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the redemption date. The Company may redeem up to 35% of the aggregate principal amount of the 2028 Notes with the net cash proceeds of certain equity offerings at any time and from time to time before February 1, 2021, at a redemption price equal to 104.625% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the redemption date. On or after October 15, 2020, with respect to the 2025 Notes, or February 1, 2023, with respect to the 2028 Notes, the Company may redeem the applicable Notes at redemption prices set forth in each Indenture, plus accrued and unpaid interest, if any, to the redemption date. In addition, if the Company undergoes a change of control coupled with a decline in ratings, as provided in the applicable Indenture, the Company will be required to make an offer to purchase each of the applicable holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

The Indentures also contain certain customary events of default, including among others, failure to pay interest on the applicable Notes that continues for a period of 30 days after payment is due, failure to pay the principal of, or premium, if any, on the applicable Notes when due upon maturity, redemption, required repurchase, acceleration or otherwise, failure to comply with certain covenants and agreements, and certain events of bankruptcy or insolvency. An event of default under either Indenture will allow the applicable trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes issued under such Indenture to declare to be immediately due and payable the principal amount of all such Notes then outstanding, plus accrued but unpaid interest to the date of acceleration, or in the case of events of default involving bankruptcy or insolvency, such principal amount plus interest of all the applicable Notes shall become automatically due and payable immediately without any further action or notice.

As previously disclosed, Hologic intends to use the net proceeds of the Notes, plus available cash, which may include funds from its secured revolving credit facility, to redeem its outstanding 5.250% senior notes due 2022 in the aggregate original principal amount of $1.0 billion, on or about February 15, 2018.

The description above is a summary of the terms of the Notes and the Indentures. This description does not purport to be complete and it is qualified in its entirety by reference to the documents themselves. Copies of the Supplemental Indenture, the 2025 Indenture (including the forms of the 2025 Notes) and the 2028 Indenture (including the forms of 2028 Notes) are attached hereto as exhibits to this report and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture dated October 10, 2017, by and among Hologic, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the United States Securities and Exchange Commission on October 10, 2017).

4.2	Form of 4.375% Senior Note due 2025 (included in Exhibit 4.1).

4.3	First Supplemental Indenture dated January 19, 2018, by and among Hologic, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.4	Indenture dated January 19, 2018, by and among Hologic, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.5	Form of 4.625% Senior Note due 2028 (included in Exhibit 4.4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2018	HOLOGIC, INC.

	By:	/s/ Robert W. McMahon
Robert W. McMahon
Chief Financial Officer